Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of OMNOVA Solutions Inc. for the year ended November 30, 2008 of our report dated March 19, 2008, with respect to the financial statements of CG-OMNOVA Decorative Products (Shanghai) Co., Ltd., included in Form 10-K/A (Amendment No. 1) of OMNOVA Solutions Inc. for the year ended November 30, 2007.

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement No. 333-155731 on Form S-3 of OMNOVA Solutions Inc.;
2.	Registration Statement No. 333-100558 on Form S-8 pertaining to the OMNOVA Solutions Retirement Savings Plan;
3.	Registration Statement No. 333-88143 on Form S-8 pertaining to the OMNOVA Solutions Retirement Savings Plan;
4.	Registration Statement No. 333-88145 on Form S-8 pertaining to the OMNOVA Solutions Retirement Savings Plan;
5.	Registration Statement No. 333-34938 on Form S-8 pertaining to the OMNOVA Solutions Retirement Savings Plan;
6.	Registration Statement No. 333-88587 on Form S-3 of OMNOVA Solutions Inc.;
7.	Post Effective Amendment No. 1 to Registration Statement No. 333-88143 on Form S-8 pertaining to the OMNOVA Solutions Retirement Savings Plan;
8.	Post Effective Amendment No. 1 to Registration Statement No. 333-34938 on Form S-8 pertaining to the OMNOVA Solutions Retirement Savings Plan;

of our report dated March 19, 2008, with respect to the financial statements of CG-OMNOVA Decorative Products (Shanghai) Co., Ltd., incorporated herein by reference and included in Form 10-K/A (Amendment No. 1) of OMNOVA Solutions Inc. for the year ended November 30, 2007.

/s/ Ernst & Young Hua Ming

Shanghai, the People’s Republic of China

January 23, 2009